UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

10877 Wilshire Boulevard, Suite 710
Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Tom Samson joined Rentech as Executive Vice President and Chief Development Officer on October 5, 2010.  Mr. Samson will be responsible for project development and construction, technology licensing and commercial affairs for the Company and will report to Hunt Ramsbottom, Chief Executive Officer and President. Doug Miller, Executive Vice President, Project Development will report to Mr. Samson.

Mr. Samson, age 42, has more than 20 years of experience in development and management of power and utility projects. The majority of his career has been spent with Marubeni Corporation in a number of international roles, in addition Mr. Samson has worked for PA Consulting Group, Mirant Europe and GEC Alstom.  Mr. Samson served from April 2009 until the present as President and Chief Executive Officer of Marubeni TAQA Caribbean, a partnership of Marubeni Corporation and Abu Dhabi National Energy Company (TAQA) with a portfolio of utility and independent power producer businesses in the Caribbean with over 2,000 megawatts of production capacity. From March 2005 until April 2009 Mr. Samson was Executive Managing Director of Taweelah Asia Power Company, a 2,000 megawatt and 160 million imperial gallons per day power and water facility in Abu Dhabi.  From 2003 to 2005, Mr. Samson worked for Marubeni Power International Inc. as a Vice President responsible for business development in the United States.  Prior to 2003, Mr. Samson worked for over ten years in the power industry with responsibility for the development and management of large scale energy projects within the independent private power (IPP) industry.  Mr. Samson is a Chartered Mechanical Engineer and a graduate from Napier University.

We entered into an employment agreement with Mr. Samson to serve as Executive Vice President and Chief Development Officer of Rentech dated October 5, 2010. The term of the employment agreement is for one year, subject to automatic renewal unless we or Mr. Samson give prior notice. The agreement provides for base compensation of $340,000 per year, an opportunity to earn an annual cash bonus, reimbursements and allowances related to Mr. Samson’s relocation to Los Angeles and participation in our standard benefit programs. Pursuant to the agreement, we agreed to pay Mr. Samson a $25,000 commencement payment within 30 days of October 5, 2010, and to grant Mr. Samson 350,000 restricted stock units by December 31, 2010.

The Company’s press release announcing Mr. Samson’s appointment is attached as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: October 7, 2010	By:	/s/ Colin M. Morris
Colin M. Morris
Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Rentech, Inc. on October 7, 2010.

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